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                                  EXHIBIT 12(A)

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  SALTON, INC.


                                                       26 WEEKS
                                                         ENDED
                                                      12/30/2006                   YEAR ENDED
(IN THOUSANDS, EXCEPT RATIOS)                         (UNAUDITED)     2006       2005       2004       2003
                                                      -----------   --------  ----------  ---------   -------
Fixed Charges
   Interest and amortization of debt issuance costs
   on all indebtedness                                $    19,891   $ 36,968   $ 51,703   $  39,783   $40,109
   Add interest element implicit in rentals                 1,459      2,959      3,296       3,443     3,500
                                                      -----------   --------   --------   ---------   -------
      Total fixed charges                             $    21,350   $ 39,927   $ 54,999   $  43,226   $43,609

(Loss) Income

   (Loss) Income from continuing operations
      before income taxes                             $   (16,359)  $(65,805)  $(76,265)   (131,194)  $10,071
   Add fixed charges                                       21,350     39,927     54,999      43,226    43,609
                                                      -----------   --------   --------   ---------   -------
   (Loss) Income from continuing operations
       before fixed charges and income taxes          $     4,991   $(25,878)  $(21,266)  $ (87,968)  $53,680
                                                      ===========   ========   ========   =========   =======

Ratio of earnings to fixed charges                           0.23      (0.65)     (0.39)      (2.04)     1.23

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